SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     May 17, 1996


                       FIRST MIDWEST FINANCIAL, INC.
         (Exact name of registrant as specified in its charter)


  Delaware                       0-22140               42-1406262
(State or other jurisdiction (Commission File No.)    (IRS Employer
     of incorporation)                                 Identification No.)

Fifth at Erie, Storm Lake, Iowa                                   50588
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (712) 732-4117


                               N/A
(Former name or former address, if changed since last report)

Item 4.    Changes in Registrant's Certifying Accountant
(a)  Previous independent accountants

   (i) On May 17, 1996, First Midwest Financial, Inc. (the "Company") and First Federal Savings Bank of the Midwest (the "Bank") dismissed Deloitte & Touche LLP ("Deloitte") as its independent accountants.

   (ii) The reports of Deloitte on the consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

   (iii) The change of independent accountants was recommended by the Audit Committee and subsequently approved by the Board of Directors.

   (iv) In connection with its audits for the two most recent fiscal years and through May 17, 1996, there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused them to make reference thereto in their report on the financial statements for such years.

   (v) During the two most recent fiscal years and through May 17, 1996, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) with Deloitte.

   (vi) The Company requested that Deloitte furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which they do not agree. A copy of such letter, dated May 17, 1996, is filed as Exhibit 16 to this Form 8-K.

(b) On May 17, 1996, the Company and the Bank engaged the firm of Crowe Chizek as independent accountants for the fiscal year ending
     September 30, 1996.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

     16   Letter re change in certifying accountants:

          Letter of Deloitte & Touche LLP dated May 17, 1996.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              FIRST MIDWEST FINANCIAL, INC.




Date: May 24, 1996            By:  /s/ Donald J. Winchell
                              Donald J. Winchell, Vice President,
                              Treasurer, Chief Financial Officer and
                              Principal Accounting Officer

EXHIBIT 16


                             [Deloitte & Touche LLP Letterhead]


May 17, 1996



Securities and Exchange commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549


     Re:  First Midwest Financial, Inc.

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of First Midwest Financial, Inc. dated May 17, 1996.


/s/ Deloitte & Touche LLP